UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 3, 2008

LINCOLN BANCORP

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

000-25219

(Commission file number)

35-2055553

(I.R.S. Employer

Identification No.)

905 Southfield Drive

Plainfield, Indiana 46168

(Address of principal executive offices)

(317) 839-6539

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In compliance with the Agreement of Reorganization and Merger dated September 2, 2008 between First Merchants Corporation and Lincoln Bancorp (the “Merger Agreement”), Lincoln Bancorp and its wholly-owned subsidiary, Lincoln Bank, have taken the following actions related to compensatory plans, contracts or arrangements affecting its “named executive officers”:

(1) As required by the Merger Agreement, Lincoln Bank has offered to amend the Employment Agreements of Jerry R. Engle, John Ditmars, John M. Baer, Bryan Mills and Jonathan D. Slaughter and the Change in Control Agreement of James D. Bennett, in each case to delete the special severance benefit payable if the executive’s employment is terminated within 12 months after a change in control (as defined in the respective agreements) and to terminate all other obligations of the executive (such as any noncompetition covenant) and to substitute instead a provision for payment of an equivalent amount within 30 days after completion of the merger under the Merger Agreement, whether or not the executive terminates employment, provided the executive remains employed by Lincoln Bank until the merger occurs. Assuming the merger occurs on December 31, 2008, the respective amounts of these benefits would be approximately as follows: Jerry R. Engle, $683,000; John Ditmars, $413,000; John M. Baer, $456,000; Bryan Mills, $362,000; Jonathan D. Slaughter, $378,000; and James D. Bennett, $130,000. These benefits are subject to reduction in the event that total merger-related compensation for these individuals is determined to exceed thresholds under Internal Revenue Code Section 280G.

(2) As permitted by Lincoln’s existing stock option plans and required by the Merger Agreement, Lincoln has amended the plans and pursuant to such amendments has offered to amend the outstanding grant agreements of optionees holding unvested options (including Jerry R. Engle, John Ditmars, John M. Baer, Bryan Mills, Jonathan D. Slaughter and James D. Bennett) to make all outstanding but unvested options immediately exercisable by the optionee provided the optionee first agrees to be bound by the applicable terms and conditions of the Merger Agreement. The number of outstanding, unvested options that would be vested immediately if the respective executives agree to the amendments would be as follows: Jerry R. Engle, 16,000; John Ditmars, 18,250; John M. Baer, 2,250; Bryan Mills, 2,250; Jonathan D. Slaughter, 2,250; and James D. Bennett, 5,250.

(3) As permitted by Lincoln’s existing Recognition and Retention Plan and required by the Merger Agreement, Lincoln has amended the plan to cause all outstanding but unvested stock awards held by Jerry R. Engle to become immediately vested. Mr. Engle has outstanding but unvested awards for 3,000 shares of Lincoln common stock.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINCOLN BANCORP

Date:	December 3, 2008	By: /s/ John M. Baer

John M. Baer

Secretary and Treasurer